Exhibit 99.1
Riley Permian Reports Third Quarter 2023 Results

OKLAHOMA CITY, November 7, 2023 -- Riley Exploration Permian, Inc. (NYSE American: REPX) (“Riley Permian” or the “Company”), today reported financial and operating results for the third quarter ended September 30, 2023.

THIRD QUARTER 2023 HIGHLIGHTS
•Averaged oil production of 14.0 MBbls/d (19.9 MBoe/d total equivalent production)
•Generated $53 million of operating cash flow or $63 million of operating cash flow before changes in working capital
•Incurred total accrual (activity-based) and cash capital expenditures before acquisitions of $30 million and $31 million, respectively
•Generated Free Cash Flow(1) of $31 million
•Paid dividends of $0.34 per share in the third quarter for a total of $7 million; subsequent to the third quarter, raised dividends by 6% to $0.36, which will be payable in the fourth quarter 2023
•Reduced debt outstanding by $10 million

Bobby Riley, Chairman and CEO of Riley Permian, stated, “We are pleased with our performance in the third quarter, even though production was reduced due to disruptions to midstream infrastructure operated by third parties. We continue to focus on strategic growth, operational efficiency, and returning capital to shareholders while reducing the debt we incurred to acquire the New Mexico assets in the spring.”

OPERATIONS AND DEVELOPMENT ACTIVITY UPDATE
Riley Permian averaged oil production of 14.0 MBbls per day for the three months ended September 30, 2023, representing an increase of 49% as compared year-over-year to the third quarter 2022 and a 7% decrease compared to the second quarter of 2023. The Company averaged total equivalent production of 19.9 MBoe per day for the third quarter, an increase of 57% as compared to the same period in 2022 and a 6% decrease compared to the second quarter of 2023. The Company experienced some disruptions with third party gas gathering and processing service during the third quarter of 2023, which caused the Company to voluntarily curtail production of both oil and natural gas to avoid flaring of natural gas.

During the third quarter, the Company drilled 3 gross operated horizontal wells (3 net), completed 5 gross operated horizontal wells (4.7 net), and turned to sales 6 gross operated horizontal wells (5.7 net). The Company incurred $30 million in total accrued capital expenditures before acquisitions for the third quarter. On a cash basis, the Company had total capital expenditures before acquisitions of $31 million for the quarter.

The Company progressed with construction of its onsite power generation joint venture during the third quarter of 2023 and expects to have this placed in service during the fourth quarter of 2023.

________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

Exhibit 99.1

FINANCIAL RESULTS
For the third quarter 2023, revenues totaled $108 million, net cash provided by operating activities (including changes in working capital) was $53 million and net income was $9 million, or $0.43 per diluted share.

On a non-GAAP basis, Adjusted EBITDAX(1) was $72 million, cash flow from operations before changes in working capital(1) was $63 million, Free Cash Flow(1) was $31 million and Adjusted Net Income(1) was $32 million, or $1.58 per diluted share.

Third quarter 2023 average realized prices, before derivative settlements, were $80.87 per barrel of oil, $0.61 per Mcf of natural gas and $8.11 per barrel of natural gas liquids. Total oil and natural gas sales revenue, net of derivative settlements, was $101 million, an increase of $4 million or 5% over the second quarter of 2023. The Company reported a $35 million loss on derivatives, which includes a $6 million realized loss on settlements and a $29 million non-cash loss due to changes in the fair value of derivatives.

Riley Permian's operating expenses for the third quarter of 2023 include lease operating expense (“LOE”) of $17 million, or $9.21 per Boe, cash G&A expense(1) of $5 million, or $2.76 per Boe, and production and ad valorem taxes of $7 million or $3.95 per Boe.

During the third quarter of 2023, the Company reduced total debt by $10 million, including a principal reduction of $5 million on the credit facility and $5 million on the senior unsecured notes.

As of September 30, 2023, the Company had $385 million of total debt, including $210 million drawn on its credit facility and $175 million of senior unsecured notes; on a principal basis, the Company had $400 million of total debt, including $190 million principal value of senior unsecured notes.

During the third quarter 2023, the Company paid a cash dividend of $0.34 per share, or $7 million in total. Subsequent to the quarter end, the Company raised the dividend by 6% to $0.36 per share, payable in November 2023.

___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

Exhibit 99.1

Selected Operating and Financial Data
(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Select Financial Data (in thousands):
Oil and natural gas sales, net	$107,694	$99,312	$87,471	$273,418	$241,897
Net income	$8,647	$33,068	$59,817	$73,566	$91,204
Adjusted EBITDAX(1)	$72,227	$66,265	$51,240	$182,000	$130,520

Production Data, net:
Oil (MBbls)	1,292	1,370	866	3,555	2,301
Natural gas (MMcf)	1,616	1,677	985	4,242	2,239
Natural gas liquids (MBbls)	274	283	140	691	303
Total (MBoe)	1,835	1,933	1,170	4,953	2,977

Daily combined volumes (Boe/d)	19,949	21,236	12,717	18,143	10,903
Daily oil volumes (Bbls/d)	14,043	15,055	9,413	13,022	8,428

Average Realized Prices:
Oil ($ per Bbl)	$80.87	$71.41	$92.40	$75.19	$97.74
Natural gas ($ per Mcf)	0.61	0.02	4.28	0.36	3.95
Natural gas liquids ($ per Bbl)	8.11	5.10	23.13	6.63	26.89
Total average price ($ per Boe)	$58.69	$51.38	$74.76	$55.20	$81.26

Average Realized Prices, including the effects of derivative settlements(2):
Oil ($ per Bbl)	$76.00	$69.46	$75.80	$71.23	$73.63
Natural gas ($ per Mcf)	0.63	0.24	1.57	0.46	1.40
Natural gas liquids ($ per Bbl)(3)	8.11	5.10	23.13	6.63	26.89
Total average price ($ per Boe)	$55.26	$50.19	$60.20	$52.44	$60.69

Cash Costs ($ per Boe)(1)	$21.54	$21.17	$16.98	$20.07	$17.65
Cash Margin ($ per Boe)(1)	$37.15	$30.21	$57.78	$35.13	$63.61
Cash Margin, including derivative settlements ($ per Boe)(1)	$33.72	$29.02	$43.22	$32.37	$43.04

_____________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.
(2)The Company's calculation of the effects of derivative settlements includes losses on the settlement of its commodity derivative contracts. These losses are included under other income (expense) on the Company’s condensed consolidated statements of operations.
(3)During the periods presented, the Company did not have any NGL derivative contracts in place.

Exhibit 99.1

OUTLOOK AND GUIDANCE
Riley Permian is providing fourth quarter 2023 guidance based on currently scheduled development activity and current market conditions. The average working interest on gross operated wells drilled is subject to change and may have corresponding impacts on investing expenditures.

Activity and Investing Guidance	Q4 2023

Texas Activity
Gross operated wells drilled	2-3
Average working interest on gross operated wells drilled	99%

New Mexico Activity
Gross operated wells drilled	2
Average working interest on gross operated wells drilled	100%

Investing Expenditures by Category (Accrual, in millions)
E&P(1)	$25 - 30
Joint Venture investment	$2 - 3
Total	$27 -33

E&P Capital Expenditures by Region (Accrual)
Texas	68% - 78%
New Mexico	32% - 22%

Production, Realizations and Cost Guidance	Q4 2023

Net Production
Total (MBoe/d)	18.2 - 19.0
Oil (MBbl/d)	13.0 - 13.5

Basis Differentials and Fees
Oil ($ per Bbl)	($2.25) - (1.25)
Natural gas ($ per Mcf)	($2.50) - (2.00)
NGL (% of WTI)	8% - 12%

Operating and Corporate Costs
Lease operating expense, including workover expense ($ per Boe)	$8.50 - 9.50
Production tax (% of revenue)	6.0% - 8.0%
Cash G&A(2) ($ per Boe)	$3.00 - 3.50

Cash payments for income taxes ($ in millions)	$3.0 - 4.0

_______________
(1)Expenditures are before acquisitions.
(2)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

Exhibit 99.1
CONFERENCE CALL
Riley Permian management will host a conference call for investors and analysts on November 8, 2023 at 9:00 a.m. CT to discuss the Company's results. Interested parties are invited to participate by calling:
•U.S./Canada Toll Free, (888) 330-2214
•International, +1 (646) 960-0161
•Conference ID number 5405646

An updated company presentation, which will include certain items to be discussed on the call, will be posted prior to the call on the Company's website (www.rileypermian.com). A replay of the call will be available until November 22, 2023 by calling:
•(800) 770-2030 or (647) 362-9199
•Conference ID number 5405646

About Riley Exploration Permian, Inc.
Riley Permian is a growth-oriented, independent oil and natural gas company focused on the acquisition, exploration, development and production of oil, natural gas and natural gas liquids. For more information, please visit www.rileypermian.com.

Investor Contact:
Rick D'Angelo
405-438-0126
IR@rileypermian.com

Exhibit 99.1

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position and potential growth opportunities. Our forward-looking statements do not consider the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” “estimates,” “projects,” “targets,” “forecasts” or comparable terminology or by discussions of strategy or trends. You should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.
Among the factors that could cause actual future results to differ materially are the risks and uncertainties the Company is exposed to. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to: the volatility of oil, natural gas and NGL prices; regional supply and demand factors, any delays, curtailment delays or interruptions of production, and any governmental order, rule or regulation that may impose production limits; cost and availability of gathering, pipeline, refining, transportation and other midstream and downstream activities; severe weather and other risks that lead to a lack of any available markets; our ability to successfully complete mergers, acquisitions and divestitures; the inability or failure of the Company to successfully integrate the acquired assets into its operations and development activities; the potential delays in the development, construction or start-up of planned projects; the risk that the Company's EOR project may not perform as expected or produce the anticipated benefits; risks relating to our operations, including development drilling and testing results and performance of acquired properties and newly drilled wells; any reduction in our borrowing base on our revolving credit facility from time to time and our ability to repay any excess borrowings as a result of such reduction; the impact of our derivative strategy and the results of future settlement; our ability to comply with the financial covenants contained in our credit agreement; conditions in the capital, financial and credit markets and our ability to obtain capital needed for development and exploration operations on favorable terms or at all; the loss of certain tax deductions; risks associated with executing our business strategy, including any changes in our strategy; inability to prove up undeveloped acreage and maintain production on leases; risks associated with concentration of operations in one major geographic area; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions, and disposal of produced water, which may be negatively impacted by regulation or legislation; the ability to receive drilling and other permits or approvals and rights-of-way in a timely manner (or at all), which may be restricted by governmental regulation and legislation; restrictions on the use of water, including limits on the use of produced water and a moratorium on new produced water well permits recently imposed by the RRC in an effort to control induced seismicity in the Permian Basin; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; public health crisis, such as pandemics and epidemics, and any related government policies and actions and the effects of such public health crises on the oil and natural gas industry, pricing and demand for oil and natural gas and supply chain logistics; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine, the Israel-Hamas conflict and the global response to such conflicts; risks related to litigation; and cybersecurity threats, technology system failures and data security issues. Additional factors that could cause results to differ materially from those described above can be found in Riley Permian’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC and available from the Company’s website at www.rileypermian.com under the “Investor” tab, and in other documents the Company files with the SEC.

The forward-looking statements in this press release are made as of the date hereof and are based on information available at that time. The Company does not undertake, and expressly disclaims, any duty to update or revise our forward-looking statements based on new information, future events or otherwise.

Exhibit 99.1
Cautionary Statement Regarding Guidance
The estimates and guidance presented in this release are based on assumptions of current and future capital expenditure levels, prices for oil, natural gas and NGLs, available liquidity, indications of supply and demand for oil, well results, and operating costs. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable as of the date on which they are made, they are inherently uncertain and are subject to, among other things, significant business, economic, operational, and regulatory risks, and uncertainties, some of which are not known as of the date of the statement. Guidance and estimates, and the assumptions on which they are based, are subject to material revision. Actual results may differ materially from estimates and guidance. Please read the "Cautionary Statement Regarding Forward Looking Information" section above, as well as "Risk Factors" in our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are incorporated herein.

Source: Riley Exploration Permian, Inc.

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
	(Unaudited)
	September 30, 2023	December 31, 2022
	(In thousands, except share amounts)
Assets
Current Assets:
Cash and cash equivalents	$10,366	$13,301
Accounts receivable	45,322	25,551
Prepaid expenses and other current assets	2,206	3,236
Inventory	8,623	8,886
Current derivative assets	689	20
Total current assets	67,206	50,994
Oil and natural gas properties, net (successful efforts)	853,032	440,102
Other property and equipment, net	20,158	20,023
Non-current derivative assets	1,356	—
Other non-current assets, net	11,487	4,175
Total Assets	$953,239	$515,294
Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$12,764	$3,939
Accrued liabilities	23,988	35,582
Revenue payable	28,648	17,750
Current derivative liabilities	19,103	16,472
Current portion of long-term debt	20,000	—
Other current liabilities	2,798	2,562
Total Current Liabilities	107,301	76,305
Non-current derivative liabilities	6,672	12
Asset retirement obligations	21,089	2,724
Long-term debt	365,069	56,000
Deferred tax liabilities	63,358	45,756
Other non-current liabilities	970	1,051
Total Liabilities	564,459	181,848
Commitments and Contingencies
Shareholders' Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 240,000,000 shares authorized; 20,146,394 and 20,160,980 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	20	20
Additional paid-in capital	276,845	274,643
Retained earnings	111,915	58,783
Total Shareholders' Equity	388,780	333,446
Total Liabilities and Shareholders' Equity	$953,239	$515,294

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)
Revenues:
Oil and natural gas sales, net	$107,694	$87,471	$273,418	$241,897
Contract services - related parties	600	600	1,800	1,800
Total Revenues	108,294	88,071	275,218	243,697
Costs and Expenses:
Lease operating expenses	16,898	8,813	43,287	23,705
Production and ad valorem taxes	7,242	5,826	18,573	14,854
Exploration costs	231	20	643	1,540
Depletion, depreciation, amortization and accretion	18,706	8,346	46,390	22,167
General and administrative:
Administrative costs	5,530	5,154	17,497	13,567
Share-based compensation expense	1,109	704	3,448	2,274
Cost of contract services - related parties	128	89	347	263
Transaction costs	221	—	5,760	2,638
Total Costs and Expenses	50,065	28,952	135,945	81,008
Income From Operations	58,229	59,119	139,273	162,689
Other Income (Expense):
Interest expense, net	(10,338)	(585)	(21,515)	(1,960)
Gain (loss) on derivatives	(35,345)	17,600	(20,925)	(44,395)
Gain (loss) from equity method investment	23	—	(213)	—
Total Other Income (Expense)	(45,660)	17,015	(42,653)	(46,355)
Net Income From Operations Before Income Taxes	12,569	76,134	96,620	116,334
Income tax expense	(3,922)	(16,317)	(23,054)	(25,130)
Net Income	$8,647	$59,817	$73,566	$91,204
Net Income per Share:
Basic	$0.44	$3.06	$3.74	$4.67
Diluted	$0.43	$3.05	$3.68	$4.65
Weighted Average Common Shares Outstanding:
Basic	19,680	19,546	19,667	19,530
Diluted	19,989	19,587	19,964	19,632

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)
Cash Flows from Operating Activities:
Net income	$8,647	$59,817	$73,566	$91,204
Adjustments to reconcile net income to net cash provided by operating activities:
Oil and natural gas lease expirations	231	—	619	1,465
Depletion, depreciation, amortization and accretion	18,706	8,346	46,390	22,167
(Gain) loss on derivatives	35,345	(17,600)	20,925	44,395
Settlements on derivative contracts	(6,269)	(17,040)	(13,660)	(61,198)
Amortization of deferred financing costs and discount	1,189	175	2,470	548
Share-based compensation expense	1,109	795	3,594	2,684
Deferred income tax expense	3,865	15,884	17,602	23,202
Other	(46)	—	188	—
Changes in operating assets and liabilities	(10,125)	4,921	(10,322)	5,885
Net Cash Provided by Operating Activities	52,652	55,298	141,372	130,352
Cash Flows from Investing Activities:
Additions to oil and natural gas properties	(31,275)	(35,054)	(114,298)	(82,101)
Net assets acquired in business combination	408	—	(324,686)	—
Acquisitions of oil and natural gas properties	—	—	(5,443)	—
Contributions to equity method investment	—	—	(3,566)	—
Additions to other property and equipment	(222)	(61)	(499)	(1,081)
Net Cash Used in Investing Activities	(31,089)	(35,115)	(448,492)	(83,182)
Cash Flows from Financing Activities:
Deferred financing costs	(36)	(7)	(6,250)	(1,722)
Proceeds from revolving credit facility	—	—	178,000	4,000
Repayments under revolving credit facility	(5,000)	(13,000)	(24,000)	(21,000)
Proceeds from senior notes	—	—	188,000	—
Repayments of senior notes	(5,000)	—	(10,000)	—
Payment of common share dividends	(6,810)	(6,059)	(20,173)	(18,257)
Proceeds from issuance of common stock, net of issuance costs	87	—	87	—
Common stock repurchased for tax withholding	(1,179)	(9)	(1,479)	(600)
Net Cash Provided by (Used in) Financing Activities	(17,938)	(19,075)	304,185	(37,579)
Net Increase (Decrease) in Cash and Cash Equivalents	3,625	1,108	(2,935)	9,591
Cash and Cash Equivalents Cash, Beginning of Period	6,741	16,800	13,301	8,317
Cash and Cash Equivalents Cash, End of Period	$10,366	$17,908	$10,366	$17,908

Exhibit 99.1
DERIVATIVE CONTRACTS
The following table summarizes the open financial derivatives as of November 2, 2023, related to oil and natural gas production.

		Weighted Average Price
Period (1)	Notional Volume	Fixed	Put	Call
		($ per unit)
Oil Swaps (Bbl)
Q4 2023	437,000	$69.35	$—	$—
2024	870,000	$72.39	$—	$—
2025	330,000	$71.86	$—	$—

Oil Collars (Bbl)
Q4 2023	330,000	$—	$68.64	$88.85
2024	1,621,000	$—	$61.12	$84.39
2025	573,000	$—	$62.09	$77.28

Natural Gas Swaps (MMBtu)
Q4 2023	670,000	$3.26	$—	$—
2024	2,400,000	$3.38	$—	$—
2025	600,000	$3.85	$—	$—

Natural Gas Collars (MMBtu)
Q4 2023	300,000	$—	$3.12	$4.07
2024	1,515,000	$—	$3.22	$4.05
2025	705,000	$—	$3.43	$4.52

Oil Basis (Bbl)
Q4 2023	450,000	$1.28	$—	$—
2024	1,320,000	$0.97	$—	$—
__________________
(1)Q4 2023 derivative positions shown include October and November 2023 contracts, some of which have settled as of November 2, 2023.

In April 2023, the Company entered into interest rate swaps for $80 million notional at an average fixed rate on the adjusted term secured overnight financing rate of 3.09% for the period April 2024 through April 2026.